UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 5, 2012

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-34691 (Commission File Number)	55-0886410 (I.R.S. Employer Identification No.)

One Federal Street, Floor 30 Boston, MA (Address of principal executive offices)	02110 (Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 5, 2012, Atlantic Power Corporation (the “Company”) completed an underwritten public offering on a bought deal basis in each of the provinces and territories of Canada, except Quebec, of US$130 million aggregate principal amount of its series C convertible unsecured subordinated debentures (the “Debentures”). The Debentures bear interest at a rate of 5.75% per year and will mature on June 30, 2019, unless earlier redeemed. The Debentures will be convertible into common shares of the Company at an initial conversion price of US$17.25 per share, being a ratio of approximately 57.9710 shares per US$1,000 principal amount of Debentures. The Company received net proceeds from the Debenture offering, after deducting the underwriting discounts and expenses, of approximately US$124.0 million. TD Securities acted as sole bookrunner with respect to the Debenture offering.

The Debentures were issued under the Trust Indenture Providing for the Issue of Convertible Unsecured Subordinated Debentures, dated as of December 17, 2009, between the Company and Computershare Trust Company of Canada (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of July 5, 2012, between the Company and the Trustee (the “Second Supplemental Indenture”).

On July 5, 2012, the Company also completed an underwritten public offering of 5,567,177 common shares of its common shares, no par value, at a public offering price of US$12.76 per share sold in U.S. dollars and C$13.10 per share sold in Canadian dollars . The Company received net proceeds from the common share offering, after deducting the underwriting discounts and expenses, of approximately, US$68.5 million. Morgan Stanley acted as sole bookrunner with respect to the common share offering.

The Company intends to use the net proceeds from the Debenture and common share offerings to fund the Company’s equity commitment in Canadian Hills Wind Power Development Project, its approximately 300 MW wind energy project under construction in the State of Oklahoma. To the extent that any net proceeds remain thereafter, such net proceeds will be used by the Company to fund additional growth opportunities and for general corporate purposes.

The offer and sale of the Debentures were registered pursuant to a registration statement on Form S-1 (File No. 333-181225) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to a final short form prospectus filed with the Canadian securities regulators in each of the provinces and territories of Canada, other than Quebec. The offer and sale of the common shares were registered pursuant to a registration statement on Form S-1 (File No. 333-181224) filed with the Commission under the Securities Act, and pursuant to a base PREP prospectus previusly filed in each of the provinces of Canada, except Prince Edward Island and Quebec.

Copies of the Second Supplemental Indenture and the form of the Debentures are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
Number	Description
4.1	Second Supplemental Indenture, dated as of July 5, 2012, between the Company and the Trustee.
4.2	Form of the Debentures (attached as Exhibit A to the Second Supplemental Indenture).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: July 6, 2012	By:	/s/ Paul H. Rapisarda
		Name:	Paul H. Rapisarda
		Title:	Executive Vice-President